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                                                                    Exhibit 99.1

                                  Contact: Robert Bowen, Chief Financial Officer
                                           Anne Rivers, Investor Relations
                                           Jeff Keene, Healthcare Media
                                           Cytyc Corporation: 978-266-3010
                                           www.cytyc.com

                                           Robert P. Jones/Lauren Levine
                                           Media: Dan Budwick
                                           Morgen-Walke Associates: 212-850-5600

FOR IMMEDIATE RELEASE
---------------------

            CYTYC ANNOUNCES TERMINATION OF MERGER AGREEMENT BY DIGENE

Boxborough, MA, July 1, 2002 - Cytyc Corporation (Nasdaq:CYTC) today announced that Digene Corporation (Nasdaq:DIGE) has terminated their definitive merger agreement. Under the terms of the merger agreement, either Cytyc or Digene was permitted to terminate the agreement if the transaction had not been consummated on or before June 28, 2002. As previously announced, the U.S. Federal Trade Commission (FTC) last week voted to seek to block Cytyc's proposed acquisition of Digene.

"We are obviously disappointed with the termination of the merger agreement and believe the FTC reached the wrong conclusion concerning our proposed acquisition of Digene," said Patrick J. Sullivan, Cytyc's chairman and chief executive officer. "Going forward we will continue to focus on our core business, which remains very strong. The ThinPrep(R) Pap Test(TM) continues to expand domestically and internationally, and our FirstCyte(TM) Ductal Lavage product is demonstrating potential as an emerging technology for breast cancer risk assessment. We also look forward to continuing our exclusive co-promotion agreement with Digene to promote the benefits of reflex HPV testing directly from the ThinPrep Pap Test vial."

The termination of the merger agreement also terminates Cytyc's previously announced exchange offer for shares of Digene's common stock. All shares deposited pursuant to the exchange offer with the exchange agent, EquiServe Trust Company, N.A., will be returned promptly.

Cytyc Corporation develops, manufactures and markets products for medical diagnostic applications primarily focused on women's health. The ThinPrep(R) System consists of the ThinPrep(R) 2000 Processor, ThinPrep(R) 3000 Processor, and related reagents, filters, and other supplies. Cytyc is traded on The Nasdaq Stock Market under the symbol "CYTC" and is a part of the S&P Midcap 400 Index and The Nasdaq-100 Index. Cytyc(R) and ThinPrep(R) are registered trademarks and ThinPrep(R) Pap Test(TM) and FirstCyte(TM) are trademarks of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, management's expectations regarding product performance and future business operations and strategy,

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constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, risks and uncertainties associated with the termination of the Digene merger agreement, dependence on key personnel and proprietary technology, management of growth, uncertainty of product development efforts, risks associated with the FDA regulatory approval processes and any healthcare reimbursement policies, risks associated with competition and competitive pricing pressures, and other risks detailed in filings by Cytyc with the Securities and Exchange Commission, including under the heading "Certain Factors Which May Affect Future Results" in Cytyc's 2001 Form 10-K filed with the Commission. Cytyc cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Cytyc disclaims any obligation to publicly update or revise any such statements to reflect any change in their expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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